loanDepot announces third quarter 2025 financial results

Reshaped leadership team focused on capitalizing on loanDepot’s unique set of assets to drive operational excellence and profitable market share growth.

Positive Q3 momentum from higher revenue and positive operating leverage.

Highlights:
•Revenue increased 14% to $323 million and adjusted revenue increased 11% to $325 million compared to the prior quarter on higher pull-though weighted lock volume and margin, and servicing income.
•Pull-through weighted gain on sale margin increased 9 basis points to 339 basis points.
•Expenses increased 6% to $334 million, driven primarily by higher personnel and general and administrative expenses.
•Net loss of $9 million was down 65%, compared with net loss of $25 million in the prior quarter, primarily reflecting higher revenue.
•Adjusted net loss of $3 million was down 82%, compared with the prior quarter adjusted net loss of $16 million.
•Adjusted EBITDA increased by 90% to $49 million compared to $26 million in the prior quarter.
•Strong liquidity profile with cash balance increasing to $459 million from $409 million in the prior quarter.

IRVINE, Calif., November 06, 2025 - loanDepot, Inc. (NYSE: LDI), (together with its subsidiaries, “loanDepot” or the “Company”), today announced results for the third quarter ended September 30, 2025.

“A key part of my efforts during the third quarter has focused on reshaping our leadership team, positioning us to leverage loanDepot’s unique set of assets and drive operational excellence.” said Founder and Chief Executive Officer Anthony Hsieh. “With key senior-level promotions, strategic hires, and organizational realignment, I believe we have the right team in place that returns us to our innovative roots to pursue profitable market share growth.

Hsieh continued, “I believe loanDepot is uniquely positioned with a diversified, multi-channel origination strategy, consisting of direct to consumer, in-market retail and partnerships with homebuilders, plus a substantial servicing portfolio and a nationally recognized brand that together create a powerful flywheel effect. At the core of this is our Consumer Direct Lending channel, which is one of the few tech-powered, at-scale models of its kind with both best-in-class lead generation capabilities and top-tier customer recapture rates from our servicing portfolio. I believe these assets, combined with our scale in a highly fragmented market, give us a distinct advantage to rapidly invest in and deploy emerging technologies that will help us achieve our goal of making more loans faster and at a lower cost, while achieving top-tier customer service levels.”

Added Chief Financial Officer, David Hayes, “In the third quarter, we continued to narrow our loss, driven by higher revenue and disciplined expense management, resulting in positive operating leverage. Revenue rose 14% quarter-over-quarter, fueled by stronger pull-through volume, improved margins, and increased servicing income, while expenses grew by only 6%. We also strengthened our balance sheet, increasing cash by $51 million to $459 million.”

Third Quarter Highlights:

Financial Summary

	Three Months Ended			Nine Months Ended
($ in thousands except per share data) (Unaudited)	Sep 30, 2025	Jun 30, 2025	Sep 30, 2024	Sep 30, 2025	Sep 30, 2024
Rate lock volume	$9,463,052	$8,560,699	$9,792,423	$25,661,739	$24,893,023
Pull-through weighted lock volume(1)	6,970,592	6,348,060	6,748,057	18,737,337	17,262,202
Loan origination volume	6,533,974	6,734,529	6,659,329	18,442,431	17,308,314
Gain on sale margin(2)	3.61%	3.11%	3.33%	3.46%	3.11%
Pull-through weighted gain on sale margin(3)	3.39%	3.30%	3.29%	3.41%	3.12%
Financial Results
Total revenue	$323,324	$282,537	$314,598	$879,482	$802,772
Total expense	333,613	314,871	311,003	968,209	961,497
Net (loss) income	(8,734)	(25,273)	2,672	(74,704)	(134,685)
Diluted (loss) earnings per share	$(0.02)	$(0.06)	$0.01	$(0.19)	$(0.36)
Non-GAAP Financial Measures(4)
Adjusted total revenue	$325,157	$291,912	$329,499	$895,513	$838,318
Adjusted net (loss) income	(2,845)	(16,013)	7,077	(44,725)	(48,309)
Adjusted EBITDA	48,787	25,631	63,742	92,715	98,820
(1)Pull-through weighted rate lock volume is the principal balance of loans subject to interest rate lock commitments, net of a pull-through factor for the loan funding probability.
(2)Gain on sale margin represents the total of (i) gain on origination and sale of loans, net, and (ii) origination income, net, divided by loan origination volume during period.
(3)Pull-through weighted gain on sale margin represents the total of (i) gain on origination and sale of loans, net, and (ii) origination income, net, divided by the pull-through weighted rate lock volume.
(4)See “Non-GAAP Financial Measures” for a discussion of Non-GAAP Financial Measures and a reconciliation of these metrics to their closest GAAP measure.

Operational Highlights
•Non-volume1 related expenses increased $15.8 million from the second quarter of 2025, primarily due to the absence of one-time benefits in salary and general and administrative expenses recognized in the second quarter.
•Pull-through weighted lock volume of $7.0 billion for the third quarter of 2025, an increase of $0.6 billion or 10% from the second quarter of 2025.
•Loan origination volume for the third quarter of 2025 was $6.5 billion, a decrease of $0.2 billion or 3% from the second quarter of 2025.
•Purchase volume totaled 60% of total loans originated during the third quarter, down from 63% during the second quarter of 2025.
1 Volume related expenses include commissions, marketing and advertising expense, and direct origination expense. All remaining expenses are considered non-volume related.

•Our preliminary organic refinance consumer direct recapture rate2 decreased to 65% from the second quarter 2025’s recapture rate of 70%.
•Net loss for the third quarter of 2025 of $8.7 million as compared to net loss of $25.3 million in the second quarter of 2025. Net loss narrowed primarily due to higher volume of pull-through weighted lock volume and margin and higher servicing income, offset somewhat by higher expenses.
•Adjusted net loss for the third quarter of 2025 was $2.8 million as compared to adjusted net loss of $16.0 million for the second quarter of 2025.

Outlook for the fourth quarter of 2025
•Origination volume of between $6.5 billion and $8.5 billion.
•Pull-through weighted rate lock volume of between $6.0 billion and $8.0 billion.
•Pull-through weighted gain on sale margin of between 300 basis points and 325 basis points.

Servicing

	Three Months Ended			Nine Months Ended
Servicing Revenue Data: ($ in thousands) (Unaudited)	Sep 30, 2025	Jun 30, 2025	Sep 30, 2024	Sep 30, 2025	Sep 30, 2024
Due to collection/realization of cash flows	$(44,154)	$(42,832)	$(41,498)	$(123,162)	$(119,783)

Due to changes in valuation inputs or assumptions	(12,007)	145	(52,557)	(35,551)	(8,690)
Realized gains (losses) on sale of servicing rights	45	44	32	151	(2,980)
Net gains (losses) from derivatives hedging servicing rights	10,129	(9,564)	37,624	19,369	(23,876)
Changes in fair value of servicing rights, net of hedging gains and losses	(1,833)	(9,375)	(14,901)	(16,031)	(35,546)
Other realized losses on sales of servicing rights (1)	(211)	(169)	(164)	(484)	(7,290)
Changes in fair value of servicing rights, net	$(46,198)	$(52,376)	$(56,563)	$(139,677)	$(162,619)

Servicing fee income	$111,783	$108,209	$124,133	$324,270	$373,273
(1)Includes the provision for sold MSRs and broker fees.

2 We define organic refinance consumer direct recapture rate as the total unpaid principal balance (“UPB”) of loans in our servicing portfolio that are paid in full for purposes of refinancing the loan on the same property, with the Company acting as lender on both the existing and new loan, divided by the UPB of all loans in our servicing portfolio that paid in full for the purpose of refinancing the loan on the same property. The recapture rate is finalized following the publication date of this release when external data becomes available.

	Three Months Ended			Nine Months Ended
Servicing Rights, at Fair Value: ($ in thousands) (Unaudited)	Sep 30, 2025	Jun 30, 2025	Sep 30, 2024	Sep 30, 2025	Sep 30, 2024
Balance at beginning of period	$1,616,854	$1,603,031	$1,566,463	$1,615,510	$1,985,718
Additions	69,163	66,940	62,039	188,789	176,529
Sales proceeds	(11,642)	(10,474)	(8,466)	(27,478)	(503,777)
Changes in fair value:
Due to changes in valuation inputs or assumptions	(12,007)	145	(52,557)	(35,551)	(8,690)
Due to collection/realization of cash flows	(44,154)	(42,832)	(41,498)	(123,162)	(119,783)
Realized gains (losses) on sales of servicing rights	45	44	32	151	(3,984)
Total changes in fair value	(56,116)	(42,643)	(94,023)	(158,562)	(132,457)
Balance at end of period (1)	$1,618,259	$1,616,854	$1,526,013	$1,618,259	$1,526,013
(1)Balances are net of $19.7 million, $19.1 million, and $16.7 million of servicing rights liability as of September 30, 2025, June 30, 2025, and September 30, 2024, respectively.

				% Change
Servicing Portfolio Data: ($ in thousands) (Unaudited)	Sep 30, 2025	Jun 30, 2025	Sep 30, 2024	Sep-25 vs Jun-25	Sep-25 vs Sep-24
Servicing portfolio (unpaid principal balance)	$118,228,146	$117,539,884	$114,915,206	0.6%	2.9%

Total servicing portfolio (units)	440,358	432,764	409,344	1.8	7.6

60+ days delinquent ($)	$1,715,453	$1,641,165	$1,654,955	4.5	3.7
60+ days delinquent (%)	1.5%	1.4%	1.4%
Servicing rights, net to UPB	1.4%	1.4%	1.3%

Balance Sheet Highlights

				% Change
($ in thousands) (Unaudited)	Sep 30, 2025	Jun 30, 2025	Sep 30, 2024	Sep-25 vs Jun-25	Sep-25 vs Sep-24
Cash and cash equivalents	$459,161	$408,623	$483,048	12.4%	(4.9)%
Loans held for sale, at fair value	2,606,361	2,622,959	2,790,284	(0.6)	(6.6)
Loans held for investment, at fair value	111,341	111,591	122,066	(0.2)	(8.8)
Servicing rights, at fair value	1,637,930	1,635,991	1,542,720	0.1	6.2
Total assets	6,244,985	6,208,726	6,417,627	0.6	(2.7)
Warehouse and other lines of credit	2,382,706	2,411,416	2,565,713	(1.2)	(7.1)
Total liabilities	5,811,675	5,769,676	5,825,578	0.7	(0.2)
Total equity	433,310	439,050	592,049	(1.3)	(26.8)

A decrease in loans held for sale at September 30, 2025, resulted in a corresponding decrease in the balance on our warehouse lines of credit. Total funding capacity with our lending partners was $4.2 billion at September 30, 2025, and $4.0 billion at June 30, 2025. Available borrowing capacity was $1.8 billion at September 30, 2025.

Consolidated Statements of Operations

($ in thousands except per share data) (Unaudited)	Three Months Ended			Nine Months Ended
	Sep 30, 2025	Jun 30, 2025	Sep 30, 2024	Sep 30, 2025	Sep 30, 2024
REVENUES:
Interest income	$39,937	$40,946	$38,673	$115,954	$104,650
Interest expense	(36,878)	(39,297)	(39,488)	(107,937)	(106,837)
Net interest income (expense)	3,059	1,649	(815)	8,017	(2,187)

Gain on origination and sale of loans, net	201,304	174,810	198,027	542,490	481,007
Origination income, net	34,750	34,931	23,675	95,539	56,775
Servicing fee income	111,783	108,209	124,133	324,270	373,273
Change in fair value of servicing rights, net	(46,198)	(52,376)	(56,563)	(139,677)	(162,619)
Other income	18,626	15,314	26,141	48,843	56,523
Total net revenues	323,324	282,537	314,598	879,482	802,772

EXPENSES:
Personnel expense	161,150	154,116	161,330	465,427	436,683
Marketing and advertising expense	37,700	37,878	36,282	113,828	95,811
Direct origination expense	21,965	20,456	23,120	64,375	62,841
General and administrative expense	45,352	39,727	22,984	129,214	153,889
Occupancy expense	4,287	4,133	4,800	12,715	15,113
Depreciation and amortization	6,729	6,379	8,931	20,774	27,329
Servicing expense	12,138	8,184	8,427	30,321	25,155
Other interest expense	44,292	43,998	45,129	131,555	144,676
Total expenses	333,613	314,871	311,003	968,209	961,497

(Loss) income before income taxes	(10,289)	(32,334)	3,595	(88,727)	(158,725)
Income tax (benefit) expense	(1,555)	(7,061)	923	(14,023)	(24,040)
Net (loss) income	(8,734)	(25,273)	2,672	(74,704)	(134,685)
Net (loss) income attributable to noncontrolling interests	(3,852)	(11,885)	1,303	(34,538)	(69,588)
Net (loss) income attributable to loanDepot, Inc.	$(4,882)	$(13,388)	$1,369	$(40,166)	$(65,097)

Basic (loss) income per share	$(0.02)	$(0.06)	$0.01	$(0.19)	$(0.36)
Diluted (loss) income per share	$(0.02)	$(0.06)	$0.01	$(0.19)	$(0.36)

Weighted average shares outstanding
Basic	211,442,981	207,948,195	185,385,271	206,745,124	183,041,489
Diluted	211,442,981	207,948,195	332,532,984	206,745,124	183,041,489

Consolidated Balance Sheets

($ in thousands)	Sep 30, 2025	Jun 30, 2025	Dec 31, 2024
	(Unaudited)
ASSETS
Cash and cash equivalents	$459,161	$408,623	$421,576
Restricted cash	66,711	69,478	105,645
Loans held for sale, at fair value	2,606,361	2,622,959	2,603,735
Loans held for investment, at fair value	111,341	111,591	116,627
Derivative assets, at fair value	54,582	69,841	44,389
Servicing rights, at fair value	1,637,930	1,635,991	1,633,661
Trading securities, at fair value	85,980	86,071	87,466
Property and equipment, net	58,037	60,036	61,079
Operating lease right-of-use asset	24,679	25,716	20,432
Loans eligible for repurchase	916,911	882,346	995,398
Investments in joint ventures	18,270	18,262	18,113
Other assets	205,022	217,812	235,907
Total assets	$6,244,985	$6,208,726	$6,344,028

LIABILITIES AND EQUITY
LIABILITIES:
Warehouse and other lines of credit	$2,382,706	$2,411,416	$2,377,127
Accounts payable and accrued expenses	373,627	358,553	379,439
Derivative liabilities, at fair value	12,085	19,100	25,060
Liability for loans eligible for repurchase	916,911	882,346	995,398
Operating lease liability	35,476	36,323	33,190
Debt obligations, net	2,090,870	2,061,938	2,027,203
Total liabilities	5,811,675	5,769,676	5,837,417
EQUITY:
Total equity	433,310	439,050	506,611
Total liabilities and equity	$6,244,985	$6,208,726	$6,344,028

Loan Origination and Sales Data

($ in thousands) (Unaudited)	Three Months Ended			Nine Months Ended
	Sep 30, 2025	Jun 30, 2025	Sep 30, 2024	Sep 30, 2025	Sep 30, 2024
Loan origination volume by type:
Conventional conforming	$2,841,170	$2,967,898	$3,254,702	$7,927,934	$8,991,282
FHA/VA/USDA	2,498,743	2,616,977	2,564,827	7,236,928	6,489,956
Jumbo	444,946	422,732	300,086	1,187,068	646,787
Other	749,115	726,922	539,714	2,090,501	1,180,289
Total	$6,533,974	$6,734,529	$6,659,329	$18,442,431	$17,308,314

Loan origination volume by purpose:
Purchase	$3,949,864	$4,263,771	$4,378,575	$11,277,549	$12,057,993
Refinance - cash out	2,136,089	1,978,142	1,954,071	5,961,407	4,660,580
Refinance - rate/term	448,021	492,616	326,683	1,203,475	589,741
Total	$6,533,974	$6,734,529	$6,659,329	$18,442,431	$17,308,314

Loans sold:
Servicing retained	$4,168,356	$4,296,646	$3,818,375	$11,918,712	$10,816,315
Servicing released	2,488,073	2,645,958	2,487,589	6,847,994	5,833,916
Total	$6,656,429	$6,942,604	$6,305,964	$18,766,706	$16,650,231

Third Quarter Earnings Call
Management will host a conference call and live webcast today at 5:00 p.m. ET to discuss the Company’s financial and operational highlights followed by a question-and-answer session.

The conference call can be accessed by registering online at https://registrations.events/direct/Q4I4144769 at which time registrants will receive dial-in information as well as a conference ID. At the time of the call, participants will dial in using the participant number and conference ID provided upon registration.

A live audio webcast of the conference call will also be available via the Company's website, investors.loandepot.com, under Events & Presentation tab. A replay of the webcast will be made available on the Investor Relations website following the conclusion of the event.

For more information about loanDepot, please visit the company’s Investor Relations website: investors.loandepot.com.

Non-GAAP Financial Measures
To provide investors with information in addition to our results as determined by GAAP, we disclose certain non-GAAP measures to assist investors in evaluating our financial results. We believe these non-GAAP measures provide useful information to investors regarding our results of operations because each measure assists both investors and management in analyzing and benchmarking the performance and value of our business. They facilitate company-to-company operating performance comparisons by backing out potential differences caused by variations in hedging strategies, changes in valuations, capital structures (affecting interest expense on non-funding debt), taxation, the age and book depreciation of facilities (affecting relative depreciation expense), and other cost or benefit items which may vary for different companies for reasons unrelated to operating performance. These non-GAAP measures include our Adjusted Total Revenue, Adjusted Net Income (Loss), Adjusted Diluted Weighted Average Shares Outstanding, and Adjusted EBITDA. We exclude from these non-GAAP financial measures the change in fair value of MSRs, gains (losses) from the sale of MSRs, and related hedging gains and losses that represent realized and unrealized adjustments resulting from changes in valuation, mostly due to changes in market interest rates, and are not indicative of the Company’s operating performance or results of operation. We have excluded expenses directly related to the cybersecurity incident in January 2024 that resulted from unauthorized access to our systems (the “Cybersecurity Incident”), net of insurance recoveries during fiscal 2024, such as costs to investigate and remediate the Cybersecurity Incident, the costs of customer notifications and identity protection, and professional fees, including legal expenses, litigation settlement costs, and commission guarantees. We also exclude stock-based compensation expense, which is a non-cash expense, gains or losses on extinguishment of debt and disposal of fixed assets, and impairment charges to operating lease right-of-use assets, as well as certain costs associated with our restructuring efforts, as management does not consider these costs to be indicative of our performance or results of operations. Adjusted EBITDA includes interest expense on funding facilities, which are recorded as a component of “net interest income (expense),” as these expenses are a direct operating expense driven by loan origination volume. By contrast, interest expense on our non-funding debt is a function of our capital structure and is therefore excluded from Adjusted EBITDA. Adjustments for income taxes are made to reflect historical results of operations on the basis that it was taxed as a corporation under the Internal Revenue Code, and therefore subject to U.S. federal, state, and local income taxes. Adjustments to Diluted Weighted Average Shares Outstanding assumes the pro forma conversion of weighted average Class C common stock to Class A common stock. These non-GAAP measures have limitations as analytical tools and should not be considered in isolation or as a substitute for revenue, net income, or any other operating performance measure calculated in accordance with GAAP, and may not be comparable to a similarly titled measure reported by other companies. Some of these limitations are:

•They do not reflect every cash expenditure, future requirements for capital expenditures or contractual commitments;
•Adjusted EBITDA does not reflect the significant interest expense or the cash requirements necessary to service interest or principal payment on our debt;
•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced or require improvements in the future, and Adjusted Total Revenue, Adjusted Net Income (Loss), and Adjusted EBITDA do not reflect any cash requirement for such replacements or improvements; and
•They are not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows.

Because of these limitations, Adjusted Total Revenue, Adjusted Net Income (Loss), Adjusted Diluted Weighted Average Shares Outstanding, and Adjusted EBITDA are not intended as alternatives to total revenue, net income (loss), net income (loss) attributable to the Company, or Diluted Earnings (Loss) Per Share or as an indicator of our operating performance and should not be considered as measures of discretionary cash available to us to invest in the growth of our business or as measures of cash that will be available to us to meet our obligations. We compensate for these limitations by using Adjusted Total Revenue, Adjusted Net Income (Loss), Adjusted Diluted Weighted Average Shares Outstanding, and Adjusted EBITDA along with other comparative tools, together with U.S. GAAP measurements, to assist in the evaluation of operating performance. See below for a reconciliation of these non-GAAP measures to their most comparable U.S. GAAP measures.

Reconciliation of Total Revenue to Adjusted Total Revenue ($ in thousands) (Unaudited)	Three Months Ended			Nine Months Ended
	Sep 30, 2025	Jun 30, 2025	Sep 30, 2024	Sep 30, 2025	Sep 30, 2024
Total net revenue	$323,324	$282,537	$314,598	$879,482	$802,772
Valuation changes in servicing rights, net of hedging gains and losses(1)	1,833	9,375	14,901	16,031	35,546
Adjusted total revenue	$325,157	$291,912	$329,499	$895,513	$838,318
(1)Represents the change in the fair value of servicing rights due to changes in valuation inputs or assumptions, net of gains or losses from derivatives hedging servicing rights.

Reconciliation of Net (Loss) Income to Adjusted Net (Loss) Income ($ in thousands) (Unaudited)	Three Months Ended			Nine Months Ended
	Sep 30, 2025	Jun 30, 2025	Sep 30, 2024	Sep 30, 2025	Sep 30, 2024
Net (loss) income attributable to loanDepot, Inc.	$(4,882)	$(13,388)	$1,369	$(40,166)	$(65,097)
Net (loss) income from the pro forma conversion of Class C common stock to Class A common stock (1)	(3,852)	(11,885)	1,303	(34,538)	(69,588)
Net (loss) income	(8,734)	(25,273)	2,672	(74,704)	(134,685)
Adjustments to the benefit (provision) for income taxes(2)	978	2,937	(326)	8,769	17,982
Tax-effected net (loss) income	(7,756)	(22,336)	2,346	(65,935)	(116,703)
Valuation changes in servicing rights, net of hedging gains and losses(3)	1,833	9,375	14,901	16,031	35,546
Stock-based compensation expense	3,599	(2,256)	8,200	7,060	18,952
Restructuring charges(4)	2,147	157	1,853	4,425	7,105
Cybersecurity incident(5)	473	301	(18,880)	1,562	22,760
Loss (gain) on extinguishment of debt	—	—	—	—	5,680
Loss (gain) on disposal of fixed assets	3	11	3	30	(25)
Other impairment (recovery)(6)	—	—	10	5	1,202
Tax effect of adjustments(7)	(3,144)	(1,265)	(1,356)	(7,903)	(22,826)
Adjusted net (loss) income	$(2,845)	$(16,013)	$7,077	$(44,725)	$(48,309)
(1)Reflects net (loss) income to Class A common stock and Class D common stock from the pro forma exchange of Class C common stock.
(2)loanDepot, Inc. is subject to federal, state and local income taxes. Adjustments to the benefit (provision) for income taxes reflect the income tax rates below, and the pro forma assumption that loanDepot, Inc. owns 100% of LD Holdings.

	Three Months Ended			Nine Months Ended
	Sep 30, 2025	Jun 30, 2025	Sep 30, 2024	Sep 30, 2025	Sep 30, 2024
Statutory U.S. federal income tax rate	21.00%	21.00%	21.00%	21.00%	21.00%
State and local income taxes (net of federal benefit)	4.39	3.71	4.01	4.39%	4.84%
Effective income tax rate	25.39%	24.71%	25.01%	25.39%	25.84%
(3)Represents the change in the fair value of servicing rights due to changes in valuation inputs or assumptions, net of gains or losses from derivatives hedging servicing rights, and gains (losses) from the sale of MSRs.
(4)Reflects employee severance expense and professional services associated with restructuring efforts.
(5)Represents expenses directly related to the Cybersecurity Incident, net of insurance recoveries during fiscal 2024, including costs to investigate and remediate the Cybersecurity Incident, the costs of customer notifications and identity protection, professional fees including legal expenses, litigation settlement costs, and commission guarantees.
(6)Represents lease impairment on corporate and retail locations.
(7)Amounts represent the income tax effect using the aforementioned effective income tax rates, excluding certain discrete tax items.

Reconciliation of Diluted Weighted Average Shares Outstanding to Adjusted Diluted Weighted Average Shares Outstanding (Unaudited)	Three Months Ended			Nine Months Ended
	Sep 30, 2025	Jun 30, 2025	Sep 30, 2024	Sep 30, 2025	Sep 30, 2024
Share Data:
Diluted weighted average shares of Class A common stock and Class D common stock outstanding	211,442,981	207,948,195	332,532,984	206,745,124	183,041,489
Assumed pro forma conversion of weighted average Class C common stock to Class A common stock (1)	119,970,814	121,881,530	—	123,031,001	142,333,213
Adjusted diluted weighted average shares outstanding	331,413,795	329,829,725	332,532,984	329,776,125	325,374,702
(1)Reflects the assumed pro forma exchange and conversion of Class C common stock.

Reconciliation of Net (Loss) Income to Adjusted EBITDA ($ in thousands) (Unaudited)	Three Months Ended			Nine Months Ended
	Sep 30, 2025	Jun 30, 2025	Sep 30, 2024	Sep 30, 2025	Sep 30, 2024
Net (loss) income	$(8,734)	$(25,273)	$2,672	$(74,704)	$(134,685)
Interest expense - non-funding debt (1)	44,292	43,998	45,129	131,555	144,676
Income tax (benefit) expense	(1,555)	(7,061)	923	(14,023)	(24,040)
Depreciation and amortization	6,729	6,379	8,931	20,774	27,329
Valuation changes in servicing rights, net of hedging gains and losses(2)	1,833	9,375	14,901	16,031	35,546
Stock-based compensation expense	3,599	(2,256)	8,200	7,060	18,952
Restructuring charges(3)	2,147	157	1,853	4,425	7,105
Cybersecurity incident(4)	473	301	(18,880)	1,562	22,760
Loss (gain) on disposal of fixed assets	3	11	3	30	(25)
Other impairment (5)	—	—	10	5	1,202
Adjusted EBITDA	$48,787	$25,631	$63,742	$92,715	$98,820

(1)Represents other interest expense, which includes gain or loss on extinguishment of debt and amortization of debt issuance costs and debt discount, in the Company’s consolidated statements of operations.
(2)Represents the change in the fair value of servicing rights due to changes in valuation inputs or assumptions, net of gains or losses from derivatives hedging servicing rights, and gains (losses) from the sale of MSRs.
(3)Reflects employee severance expense and professional services associated with restructuring efforts.
(4)Represents expenses directly related to the Cybersecurity Incident, net of insurance recoveries during fiscal 2024, including costs to investigate and remediate the Cybersecurity Incident, the costs of customer notifications and identity protection, professional fees including legal expenses, litigation settlement costs, and commission guarantees.
(5)Represents lease impairment on corporate and retail locations.

Forward-Looking Statements
This press release and related management commentary contain, and responses to investor questions may contain, forward-looking statements that can be identified by the fact that they do not relate strictly to historical or current facts and may contain the words “believe,” “anticipate,” “expect,” “intend,” “plan,” “predict,” “estimate,” “project,” “will be,” “will continue,” “will likely result,” or other similar words and phrases or future or conditional verbs such as “will,” “may,” “might,” “should,” “would,” or “could” and the negatives of those terms. Examples of forward-looking statements include, but are not limited to, statements about momentum, future operations, performance, financial condition, competitive positioning and advantages, prospects, strategies and goals, focus areas, profitable market share growth, innovation, technology initiatives and emerging technologies, leadership capabilities and expense management.

These forward-looking statements are based on current available operating, financial, economic and other information, and are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict, including but not limited to, the following: our ability to achieve the expected benefits of our strategic plans and priorities and the success of other business initiatives; our ability to achieve profitability; our loan production volume; our ability to maintain an operating platform and management system sufficient to conduct our business; our ability to maintain warehouse lines of credit and other sources of capital and liquidity; our ability to effectively utilize artificial intelligence and emerging technologies; impacts of cybersecurity incidents, cyberattacks, information or security breaches and technology disruptions or failures, of ours or of our third party vendors; the outcome of legal proceedings to which we are a party; our ability to favorably resolve regulatory matters related to the Cybersecurity Incident; adverse changes in macroeconomic and U.S residential real estate and mortgage market conditions, including changes in interest rates, changes in global trade policy and tariffs and impacts from government shutdowns; changing federal, state and local laws, as well as changing regulatory enforcement policies and priorities; and other risks detailed in the "Risk Factors" section of loanDepot, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2024, as well as any subsequent filings with the Securities and Exchange Commission. Therefore, current plans, anticipated actions, and financial results, as well as the anticipated development of the industry, may differ materially from what is expressed or forecasted in any forward-looking statement. loanDepot does not undertake any obligation to publicly update or revise any forward-looking statement to reflect future events or circumstances, except as required by applicable law.

About loanDepot
Since its launch in 2010, loanDepot (NYSE: LDI) has revolutionized the mortgage industry with digital innovations that make transacting easier, faster, and less stressful for customers and originators alike. The company, which is licensed in all 50 states, helps its customers achieve the American dream of homeownership through a broad suite of lending and real estate services that simplify one of life's most complex transactions. loanDepot is also committed to serving the communities in which its team lives and works through a variety of local and national philanthropic efforts.

Investor Relations Contact:
Gerhard Erdelji
Senior Vice President, Investor Relations
(949) 822-4074
gerdelji@loandepot.com

Media Contact:
Rebecca Anderson
Senior Vice President, Communications & Public Relations
(949) 822-4024
rebeccaanderson@loandepot.com

LDI-IR